                                                                     Exhibit 1.1


                          TOMMY HILFIGER U.S.A., INC.


                                DEBT SECURITIES


                          TOMMY HILFIGER CORPORATION


                                   GUARANTOR


              Form of Underwriting Agreement Standard Provisions
              --------------------------------------------------


                                                                   _______, 1998


        From time to time, Tommy Hilfiger U.S.A., Inc., a Delaware corporation (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in
Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the "Securities") specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Securities"). The Designated Securities shall be guaranteed by Tommy Hilfiger Corporation (the "Guarantor") pursuant to a Guarantee (the "Guarantee") attached to the Designated Securities.

        The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the Indenture, dated as of __________ ____, 1998, between the Company, the Guarantor and The Chase Manhattan Bank, as Trustee (as it may be amended or supplemented from time to time, the "Indenture").

1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of

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                                                                               2


such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telecopied communications. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. The Company and the Guarantor represent and warrant jointly and severally to each of the Underwriters of Designated Securities under the Pricing Agreement relating to such Designated Securities that:


        (a) A registration statement on Form S-3 relating to the Securities and the Guarantees and more particularly described in the applicable Pricing Agreement has been filed with the Securities and Exchange Commission (the "Commission") and has been declared effective by the Commission and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. If any post-effective amendment to such registration statement has been filed with the Commission prior to the date of the applicable Pricing Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Date" means the date as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission. Such registration statement, as amended at the Effective Date, including all material incorporated by reference therein and, if the date of the Pricing Agreement is on or before the fifth business day after the Effective Date, including all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of
     Rule 430A under the Securities Act of 1933, amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement," and the form of prospectus relating to the Designated Securities, as first filed pursuant to paragraph (1) or (4) of Rule 424(b) ("Rule 424(b)") under the Securities Act or, if the date of the Pricing Agreement is after the fifth business day after the Effective Date, pursuant to Rule 424(b)(2) or (5), as such form of prospectus may be supplemented as contemplated by Section 1 to reflect the terms of the Designated Securities and the terms of offering thereof, including all documents
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                                                                               3

     incorporated by reference therein, is hereinafter referred to as the "Prospectus."

        (b) Except for statements in such documents which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412, and after substituting therefor any statements modifying or superseding such excluded statements, on the Effective Date, the Registration Statement conformed in all respects to the requirements of the Securities Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the applicable Pricing Agreement, and at the time of filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date, the Prospectus will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use therein or to the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee.

        (c) The Guarantor, the Company and each of the corporations of which a majority of the outstanding voting equity securities are owned, directly or indirectly, by the Company (the "Subsidiaries") which would be "Significant Subsidiaries" as such term is defined in Regulation S-X promulgated by the Commission, as in effect on the date of this Agreement (the "Significant Subsidiaries") have been duly incorporated and are validly existing as corporations in good standing under the laws their respective jurisdictions of incorporation, have the corporate power and authority to own their property and to conduct their business as described in the Prospectus and are duly qualified as a foreign corporation to transact business and are in good standing in each jurisdiction in which the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its Subsidiaries, taken as a whole.

        (d) This Agreement and such Pricing Agreement has been duly authorized, executed and delivered by the Guarantor and the Company.
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                                                                               4

        (e) The execution and delivery by the Guarantor and the Company of, and the performance by each of the Guarantor and the Company of its obligations under, this Agreement, such Pricing Agreement, the Indenture, the Designated Securities and the Guarantees will not contravene any provision of applicable law or the memorandum of association or certificate of incorporation of the Guarantor or the Company or any agreement or other instrument binding upon the Guarantor or Company or any of its Significant Subsidiaries that is material to the Guarantor and its Subsidiaries, taken as a whole, or any judgment, order, treaty or decree of any governmental body, agency or court having jurisdiction over the Guarantor or the Company or any Significant Subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by each of the Guarantor and the Company of its obligations under this Agreement and such Pricing Agreement, except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Designated Securities.

        (f) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the business, financial position, stockholders' equity or results of operations of the Guarantor and its Subsidiaries, taken as a whole, from that set forth in the Prospectus.

        (g) There are no legal or governmental proceedings pending or, to the knowledge of the Guarantor and the Company, threatened to which the Guarantor or the Company or any of its Subsidiaries is a party or to which any of the properties of the Guarantor or the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

        (h) Each of the Guarantor and the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Guarantor and its Subsidiaries, taken as a whole.
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                                                                               5

        (i) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

        (j) The Company, directly or through its Subsidiaries, is the owner of record for the uses described in the Prospectus of the "TOMMY HILFIGER" name, the Tommy Hilfiger red, white and blue flag logo and the Tommy Hilfiger crest trademarks (the "Trademarks") in the United States and each jurisdiction in which a material portion of its business is conducted and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would reasonably be expected to result in any material adverse effect on the Company and its Subsidiaries, taken as a whole.

        (k) Each of the Guarantor and the Company has complied to the extent necessary with all provisions of Florida H.B. 1771 and Section 517.075, Florida Statutes (Chapter 93-198 Laws of Florida).

        (l) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by each of the Guarantor and the Company and, when executed and delivered by the Guarantor, the Company and the Trustee, will constitute a valid and binding agreement of each of the Guarantor and the Company, enforceable against each of the Company and the Guarantor in accordance with its terms (i) except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting creditors' rights generally and (ii) subject to the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

        (m) The Designated Securities have been duly authorized and, when executed and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Pricing Agreement relating to such Designated Securities (and assuming due authentication by the Trustee) will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms (i) except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting creditors' rights generally and (ii) subject to the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).
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        (n)  The Guarantees have been duly authorized and, when the Designated
     Securities (with the Guarantees endorsed thereon) are executed and delivered to the Underwriters and paid for by the Underwriters in accordance with the terms of this Agreement and the Pricing Agreement relating thereto, the Guarantees will be valid and binding obligations of the Guarantor, enforceable in accordance with their (i) terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting creditors' rights generally and (ii) subject to the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

        (o) Neither the Guarantor nor the Company is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.


3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities upon the terms and conditions set forth in the Prospectus as amended or supplemented.


4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form or temporary form, and registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date, shall be delivered to the Representatives on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Designated Securities to the Underwriters duly paid, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of immediately available funds to an account specified in writing by the Company, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives designate in writing (such time and date being referred to as the "Closing Date").

5. The several obligations of the Underwriters of Designated Securities under the Pricing Agreement relating to such Designated Securities are subject to the following conditions:

        (a) Subsequent to the execution and delivery of such Pricing Agreement and prior to the Closing Date:

             (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any ratings
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                                                                               7

          watch with negative implications, in the rating accorded any of the Company's securities by any of Standard & Poor's Rating Service, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.; and

             (ii) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the business, financial position, stockholders' equity or results of operations of the Guarantor and its Subsidiaries, taken as a whole, since the respective dates of which information is given in the Prospectus that makes it, in the Representatives' reasonable judgment, impracticable to market the Designated Securities on the terms and in the manner contemplated in the Prospectus.

        (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement and such Pricing Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied in all material respects with all of the agreements on its part to be performed hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

        (c) The Representatives shall have received on the Closing Date an opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Company and U.S. counsel to the Guarantor, dated the Closing Date, to the effect that:

             i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

             ii) The Company has full corporate power and authority to enter into this Agreement and such Pricing Agreement and to sell, transfer and deliver the Designated Securities hereunder, and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and such Pricing Agreement will not contravene any provision of the Certificate of Incorporation of the Company;

             iii) To the best of such counsel's knowledge, without independent investigation other than inquiries of the Chief Executive Officer, the Chief Operating Officer, an Executive Vice President and the Vice President-Corporate Affairs (the "Responsible Officers"), including any documentation received by

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                                                                               8

          such counsel in response to such inquiries, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Guarantor or any of its Subsidiaries is a party or of which any property or assets of the Guarantor or any of its Subsidiaries is the subject that are required to be described in the Registration Statement or the Prospectus and are not so described;

             iv) Such counsel has been advised by the staff of the Commission that the Registration Statement was declared effective under the Securities Act as of the date and time specified in the opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission;

             v) The Designated Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered and paid for by the Underwriters in accordance with the Pricing Agreement, will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their terms entitled to the benefits provided by the Indenture, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is considered in proceedings at law or in equity);

             vi) Assuming that (1) the Guarantor is validly existing and in good standing under the laws of the British Virgin Islands and has duly authorized, executed and delivered the Guarantees in accordance with its memorandum and articles of association, (2) execution, delivery and performance by the Guarantor of the Guarantees do not violate the laws of the British Virgin Islansd or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States) and (3) execution, delivery and performance by the Guarantor of the Guarantees do not constitute a breach or violation of any agreement or instrument which is binding upon the Guarantor, the Guarantees constitute the valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is considered in proceedings at law or in equity);

             vii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equity principles (regardless of whether enforcement is considered in proceedings at law or in equity); the Indenture has been duly qualified under the Trust Indenture Act;

             viii) Assuming that (1) the Guarantor is validly existing and in good standing under the laws of the British Virgin Islands and has duly authorized, executed and delivered the Indenture in accordance with its memorandum and articles of association, (2) execution, delivery and performance by the Guarantor of the Indenture does not violate the laws of the British Virgin Islands or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States) and (3) execution, delivery and performance by the Guarantor of the Indenture does not constitute a breach or violation of any agreement or instrument which is binding upon the Guarantor, the Indenture constitutes the valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is considered in proceedings at law or in equity);

             ix) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules and notes and other financial, accounting or statistical data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

             x) The Designated Securities, the Guarantees and the Indenture conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;
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             xi) The Registration Statement, the Prospectus and any further amendments or supplements thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules and notes and other financial, accounting or statistical data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules promulgated thereunder;

             xii) To the best of such counsel's knowledge, without independent investigation other than inquiries of the Responsible Officers, including any documentation received by such counsel in response to such inquiries, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations promulgated thereunder which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by such rules and regulations;

             xiii) The issue and sale of the Designated Securities being delivered on the Closing Date by the Company, the issue of the Guarantees being delivered on the Closing Date by the Guarantor and the compliance by the Guarantor and the Company with all of the provisions of the Designated Securities, the Guarantees, the Indenture, this Agreement and such Pricing Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of any applicable U.S. or New York State statute, order, rule or regulation in each case which, in such counsel's experience, are normally applicable to transactions of the type provided for in the Designated Securities, the Guarantees, the Indenture, this Agreement and such Pricing Agreement, or, to such counsel's knowledge, any agreement or other instrument binding upon the Guarantor or any of its Subsidiaries that is material, individually or in the aggregate, to the Guarantor and its Subsidiaries, taken as a whole, which, after due inquiry, has been expressly identified in writing (included in a list attached to this opinion) to such counsel by the Guarantor or the Company or, to such counsel's knowledge, any judgment, order, treaty or decree of any federal or New York governmental body, agency or court having jurisdiction over the Guarantor or the Company or any Subsidiary which, after due inquiry, has been expressly identified in writing (included in a list attached to this opinion) to such counsel by the Guarantor or the Company, and no consent, approval, authorization or order of or qualification with any
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          U.S. or New York governmental body or agency is required for the performance by each of the Guarantor and the Company of its obligations under the Designated Securities, the Guarantees, the Indenture, this Agreement and such Pricing Agreement, except in any of the foregoing cases such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Designated Securities by the Underwriters and the securities laws of any jurisdiction outside the United States in which the Designated Securities are offered and sold, as to which such counsel need express no opinion, and the federal securities laws, which are addressed in subparagraph (v) hereof; and

             xiv) This Agreement and such Pricing Agreement has been duly authorized, executed and delivered by the Company.

     In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as U.S. counsel to the Guarantor and the Company in connection with the preparation of the Registration Statement, has participated in conferences with certain officers of the Guarantor and the Company, the independent public accountants of the Guarantor and the Company and other representatives of the Guarantor and the Company and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for financial statements and schedules and notes and other financial, accounting or statistical data as to which such counsel need express no belief), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except for financial statements and schedules and notes and other financial, accounting or statistical data as to which such counsel need express no belief), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and are without independent verification.

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        (d)  Simpson Thacher & Bartlett, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Closing Date for such Designated Securities and Guarantees, with respect to the incorporation of the Company, the validity of the Indenture, the Designated Securities, the Guarantees, the Registration Statement, the Prospectus as amended or supplemented and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

     The opinion of Wachtell, Lipton, Rosen & Katz described in paragraph (c) above shall be rendered to the Representatives at the request of the Company and shall so state therein. Wachtell, Lipton, Rosen & Katz and Simpson Thacher & Bartlett may state that, insofar as their opinions involve factual matters, they have relied to the extent they deem proper upon certificates of the Guarantor, the Company and any of its Subsidiaries and certificates of public officials.

        (e) The Representatives shall have received on the Closing Date an opinion of Harney, Westwood & Riegels, British Virgin Islands counsel to the Guarantor, dated the Closing Date, to the effect that:

             i) The Guarantor has been duly incorporated and is validly existing as a company limited by shares in good standing under the laws of the British Virgin Islands, and has the corporate power and authority necessary to own its properties and conduct its businesses;

             ii) The Guarantor has full right, power and authority to enter into this Agreement and such Pricing Agreement and to deliver the Guarantees hereunder, and the execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, this Agreement and such Pricing Agreement will not contravene any provision of the Memorandum of Association of the Guarantor;

             iii) The Guarantees have been duly authorized, executed, issued and delivered by the Guarantor and, upon payment and delivery of the Designated Securities (with the Guarantees endorsed thereon) in accordance with the Pricing Agreement, the Guarantees will constitute valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, subject to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;
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                                                                              13

             iv) The Indenture has been duly authorized, executed and delivered by the Guarantor;

             v) The Guarantees being delivered on the Closing Date by the Company and the compliance by the Guarantor with all of the provisions of the Guarantees, the Indenture, this Agreement and such Pricing Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of any applicable British Virgin Islands statute, order, rule or regulation in each case which, in such counsel's experience, are normally applicable to transactions of the type provided for in the Guarantees, the Indenture, this Agreement and such Pricing Agreement, or, to such counsel's knowledge, any judgment, order, treaty or decree of any British Virgin Islands governmental body, agency or court having jurisdiction over the Guarantor or any Subsidiary which, after due inquiry, has been expressly identified in writing (included in a list attached to this opinion) to such counsel by the Guarantor, and no consent, approval, authorization or order of or qualification with any British Virgin Islands governmental body or agency is required for the performance by the Guarantor of its obligations under the Guarantees, the Indenture, this Agreement and such Pricing Agreement;

             vi) This Agreement and such Pricing Agreement has been duly authorized, executed and delivered by the Guarantor;

             vii) The statements contained in the Prospectus under the caption "Enforceability of Civil Liabilities and Related Matters" insofar as they purport to constitute a description of the laws and regulations of the British Virgin Islands, or its respective agencies, authorities or other governmental or quasi-governmental bodies or conclusions of British Virgin Islands law, constitutes an accurate description of British Virgin Islands law in all material respects;

             viii) The Guarantor has the power insofar as British Virgin Islands law is concerned to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower and pursuant to this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Pricing Agreement in any federal or state court in the State of

          New York, County of New York as provided in Paragraphs 10 and 12 hereof;

             ix) Under the laws of the British Virgin Islands, the Underwriters would be permitted to commence actions or proceedings in British Virgin Islands courts of competent jurisdiction based upon this Agreement or the Pricing Agreement, and such courts would accept jurisdiction over any such action or proceeding and would give effect to the choice of the internal laws of the State of New York to govern this Agreement; and

             x) Neither the Underwriters nor any holder of Designated Securities will become subject to any income, franchise or other tax imposed by a governmental authority of the British Virgin Islands solely by reason of the transactions contemplated by the Designated Securities, the Guarantees, the Indenture, this Agreement and the Pricing Agreement and the execution, delivery and performance of the Designated Securities, the Guarantees, the Indenture, this Agreement and the Pricing Agreement, and the transactions contemplated hereby and thereby will not require the payment of any registration charge or stamp or similar tax imposed by any Governmental Authority of the British Virgin Islands.

     In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the laws of the British Virgin Islands.

        (f) The Representatives shall have received, on the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Price Waterhouse LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained and incorporated in the Registration Statement and the Prospectus.

        (g)  The Guarantees shall be in full force and effect.

6. In further consideration of the agreements of the Underwriters herein contained, the Guarantor and the Company jointly and severally covenant as follows:

        (a) To advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement and not to file such proposed amendment or supplement if the Representatives reasonably object other than an amendment or supplement required to comply with law; to file the Prospectus as amended and supplemented in accordance with Rule 424(b) and to advise the Representatives promptly of any such filing; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or become effective or any supplement to the Prospectus or any amended Prospectus has been filed, or mailed for filing, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

        (b) To furnish to the Representatives, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

        (c) If, during such period after the first date of the public offering of the Designated Securities as in the opinion of the Representatives' counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Designated Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

        (d) To take such actions as the Representatives may reasonably request to qualify the Designated Securities for offer and sale under the securities or Blue Sky laws of such states as the Representatives shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Designated Securities by the National Association of Securities Dealers, Inc.; provided that the
                                                           --------
     Company shall not be obligated so to qualify the Designated Securities if such qualification requires it to subject itself to any material additional tax liabilities, to file a general consent to service of process or to register to qualify as a foreign corporation in any jurisdiction in which it is not so registered or qualified.

        (e) To make generally available to the Company's security holders and to the Representatives as soon as practicable an earning statement covering the twelve-month period from the later of the effective date of the Registration Statement and the effective date of any post-effective date of any post-effective amendment that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

        (f) To pay or cause to be paid (i) all taxes, if any, on the transfer and sale of the Designated Securities being delivered to the Underwriters pursuant to this Agreement and the Pricing Agreement relating to such Designated Securities and (ii) all costs and expenses incident to the performance of the obligations of the Guarantor and the Company under this Agreement and such Pricing Agreement, including, but not limited to, all expenses incident to the delivery of the Designated Securities, the fees and expenses of counsel and accountants for the Company, the costs and expenses incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto) and the Prospectus and any amendments or supplements thereto, the expenses of qualifying the Designated Securities under the securities or Blue Sky laws of various jurisdictions (including reasonable fees and expenses of counsel to the Underwriters related thereto), and the cost of furnishing to the Underwriters the required copies of the Registration Statement and Prospectus and any amendments or supplements thereto.

7. (a) The Guarantor and the Company agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, subject to the provisions of the second following paragraph, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Designated Securities; provided, however, that the foregoing indemnity agreement with respect to any
--------  -------
preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Designated Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Designated Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

        (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Guarantor, Company, the directors of the Company and the Guarantor, the officers of the Company and the Guarantor who sign the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to the information furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

        (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Guarantor, the Company, such directors, officers and control persons of the Guarantor and the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by clause (ii) of the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) the indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party or is or has been threatened to have been made a party and indemnity could reasonably have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        (d) If the indemnification provided for in the first or second paragraph of this Paragraph 7 to an indemnified party is unavailable or insufficient in respect of any losses, claims, damages or liabilities referred to therein (other than by reason of the exceptions set forth therein), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Designated Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Guarantor and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Designated Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Designated Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Designated Securities. The relative fault of the Guarantor and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor, the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Paragraph 7 are several in proportion to the respective number of Designated Securities they have purchased hereunder, and not joint.

        (e) The Guarantor, the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Paragraph 7 were determined by pro rata allocation (even if the Underwriters were treated as
              --- ----
one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Paragraph 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        (f) The indemnity and contribution provisions contained in this Paragraph 7 and the representations and warranties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Guarantor or the Company, the officers or directors or any person controlling the Guarantor or the Company and (iii) acceptance of and payment for any of the Designated Securities.

8. Each Pricing Agreement shall be subject to termination by notice given by the Representatives to the Guarantor and the Company, if (a) after the execution and delivery of such Pricing Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Guarantor or the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Representatives' reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in the Representatives' reasonable judgment, impracticable to market the Designated Securities on the terms and in the manner contemplated in the Prospectus.

9. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Designated Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Designated Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Designated Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Designated Securities set forth opposite their respective names in Schedule I of the applicable Pricing Agreement bears to the aggregate number of Designated Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Designated Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number
                                     --------
of Designated Securities that any Underwriter has agreed to purchase pursuant to
Schedule I of the applicable Pricing Agreement be increased pursuant to this Paragraph 9 by an amount in excess of one-ninth of such number of Designated Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Designated Securities under the Pricing Agreement relating to such Designated Securities and the aggregate number of Designated Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Designated Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Guarantor and the Company for the purchase of such Designated Securities are not made within 36 hours after such default, the Pricing Agreement relating to such Designated Securities shall terminate without liability on the part of any non-defaulting Underwriter or the Guarantor and the Company. In any such case either the Representatives or the Guarantor or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement or such Pricing Agreement.

  If any Pricing Agreement shall be terminated by the Underwriters of Designated Securities under such Pricing Agreement because of any failure or refusal on the part of the Guarantor or the Company to comply with the terms or to fulfill any of the conditions of such Pricing Agreement, or if for any reason the Guarantor or the Company shall be unable to perform its obligations under such Pricing Agreement, the Guarantor and the Company will reimburse the Underwriters or such Underwriters as have so terminated such Pricing Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with such Pricing Agreement or the Offering contemplated hereunder.

10. (a) Each of the parties hereto consents to the jurisdiction of and venue in federal and state courts located in the Borough of Manhattan, City and State of New York, over any suit, action or proceeding with respect to this Agreement.

        (b) This Agreement and each Pricing Agreement shall be construed in accordance with the laws of the State of New York.

        (c) The provisions of this Paragraph 10 shall survive the termination of this Agreement or any Pricing Agreement, in whole or in part.

11. The Guarantor and the Company shall indemnify each Underwriter against any loss incurred by it as a result of any judgment or order being given or made against the Guarantor and the Company and expressed and paid in a currency (the "Judgment Currency") other than U.S. Dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which such Underwriter on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Underwriter. If the U.S. dollars so purchased are greater than the amount originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Guarantor and the Company an amount equal to the excess of the U.S. dollars so purchased over the amount originally due to such Underwriter hereunder. The foregoing indemnities shall constitute a separate and independent obligation of the Guarantor and the Company or the Underwriters, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars. The provisions of this Paragraph 11 shall survive any termination of this Agreement or any Pricing Agreement, in whole or in part.

12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to Tommy Hilfiger U.S.A., Inc., 25 West 39th Street, New York, New York 10018, Attention: Chief Executive Officer; provided, however, that any notice to an Underwriter pursuant to Paragraph 7(c) hereof shall be delivered or sent by registered mail to such

Underwriter at the address set forth in the Pricing Agreement.

  The Guarantor hereby irrevocably and unconditionally designates and directs the Company with offices on the date hereof at 25 West 39th Street, New York, New York 10018, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding referred to in paragraph (a) of Paragraph 10 in the State of New York and agrees that service upon such agent shall constitute valid and effective service upon the Guarantor and that failure of the Company to give any notice of such service to such parties shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon and (ii) agrees to appoint, on terms and conditions satisfactory to the Representatives, a successor agent to receive service of process on or prior to the termination for any reason of the appointment of the Company (or any successor agent) as agent to receive service of process.

  The Guarantor hereby irrevocably and unconditionally agrees that service of process in any such action or proceeding may also be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in the Registration Statement.

13. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.


                                ---------------

                                                                         ANNEX I

                                 PRICING AGREEMENT
                                 -----------------


[ INSERT NAME ],
 As Representatives of the several
 Underwriters named in Schedule I hereto, [Insert Address]


                                                            ____________, 199__


Dear Sirs:

  Tommy Hilfiger U.S.A., Inc. (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-48355/48355-01) (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). The Designated Securities shall be guaranteed by Tommy Hilfiger Corporation pursuant to a Guarantee attached to the Designated Securities. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Paragraph 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Paragraph 12 of the Underwriting Agreement and the address of the Representatives referred to in such Paragraph 12 are set forth at the end of Schedule II hereto.

  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to the Representatives is now proposed be filed with the Commission.

  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

  If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters, the Guarantor and the Company.


                                        Very truly yours,

                                        TOMMY HILFIGER U.S.A., INC.


                                        BY:
                                            -----------------------------------



                                        TOMMY HILFIGER CORPORATION


                                        BY:
                                            -----------------------------------


Accepted as of the date hereof:

[ Insert Name ]



By:
    -------------------------------------
    On behalf of each of the Underwriters

                                 SCHEDULE I


UNDERWRITER                             PRINCIPAL AMOUNT OF
-----------                             DESIGNATED SECURITIES
                                        TO BE PURCHASED
                                        ---------------------

[Names of Underwriters...............        $







                                             ------------
                                             $
Total................................        ============

                                  SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

        [    %] [Floating Rate] [Zero Coupon] [Notes] [Debentures] due

AGGREGATE PRINCIPAL AMOUNT:

        $

PRICE TO PUBLIC:

            % of the principal amount of the Designated Securities, plus
        accrued interest from            to            [and accrued
        amortization, if any, from            to            ]

PURCHASE PRICE BY UNDERWRITERS:

            % of the principal amount of the Designated Securities, plus
        accrued interest, if any, from            to            [and accrued
        amortization, if any, from            to            ]

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

        [Federal/Immediately Available] funds

INDENTURE:

        Indenture, dated as of           , between the Company and The Chase
        Manhattan Bank, as Trustee

MATURITY:

INTEREST RATE:

        [    %] [Zero Coupon] [See Floating Rate Provisions]

INTEREST PAYMENT DATES:

        [months and dates]

REGULAR RECORD DATES:

        [months and dates]

REDEMPTION PROVISIONS:

        [The Designated Securities may be redeemed upon certain changes in tax law as specified in Section 1305 of the Indenture]

        [No other provisions for redemption]

        [The Designated Securities may also be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in
        the amount of $           or an integral multiple thereof,
        [on or after           ,      at the following redemption prices
        (expressed in percentages of principal amount).] If [redeemed on or
        before            ,     %, and if] redeemed during the 12-month period
        beginning

                      YEAR                    REDEMPTION
                      ----                       PRICE
                                                 -----
     and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

     [on any interest payment date falling on or after         ,           , at
     the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

     [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events]

     [Restriction on refunding]

SINKING FUND PROVISIONS:

     [No sinking fund provisions]

     [The Designated Securities are entitled to the benefit of a sinking fund to
     retire $    principal amount of Designated Securities on in each of the
     years     through     at 100% of their principal amount plus accrued
     interest] [, together with [cumulative] [noncumulative] redemptions at the
     option of the Company to retire an additional $       principal amount of
     Designated Securities in the years through       at 100% of their principal
     amount plus accrued interest].

     [If Securities are extendable Debt Securities, insert --

EXTENDABLE PROVISIONS:

           Securities are repayable on           , [insert date and years], at
     the option of the holder, at their principal amount with accrued interest.
     Initial annual interest rate will be     %, and thereafter annual interest
     rate will be adjusted on          ,          and            to a rate not
     less than     % of the effective annual interest rate on U.S. Treasury
     obligations with      -year maturities as of the [insert date 15 days prior
     to maturity date] prior to such [insert maturity date].]

     [If Securities are Floating Rate Debt Securities, insert --

FLOATING RATE PROVISIONS:

                Initial annual interest rate will be     % through
        [and thereafter will be adjusted [monthly] [on each           ,
            and            ] [to an annual rate of     % above the average rate
        for     -year [month] [securities] [certificates of deposit] by
            and            [insert names of banks].] [and the annual interest
        rate [thereafter] [from,            through            ] will be the
        interest yield equivalent of the weekly average per annum market
        discount rate for     -month Treasury bills plus     % of Interest
        Differential (the excess, if any, of (i) then current weekly average per
        annum secondary market yield for     -month certificates of deposit over
        (ii) then current interest yield equivalent of the weekly average per
        annum market discount rate for     -month Treasury bills); from and
        thereafter the rate will be the then current interest yield equivalent
        plus     % of Interest Differential].]

OTHER:
        [If a Tax Section is contained in the Prospectus Supplement for the Offering of Designated Securities -- Opinion of British Virgin Islands counsel as to British Virgin Islands tax consequences, if applicable.]

TIME OF DELIVERY:

CLOSING LOCATION:

NAMES AND ADDRESSES OF REPRESENTATIVES:

        Designated Representatives:
        Address for Notices, etc.: